UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): February 25, 2005


                                                                 IRS Employer
Commission      Registrant; State of Incorporation;              Identification
File Number     Address; and Telephone Number                    Number
-----------     -----------------------------------              --------------

1-13739         UNISOURCE ENERGY CORPORATION                     86-0786732
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

1-5924          TUCSON ELECTRIC POWER COMPANY                    86-0062700
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS
------------------------

FISCAL YEAR 2004 EARNINGS

     On February 7, 2005, UniSource Energy Corporation ("UniSource Energy") reported earnings for 2004 of $45 million, or $1.30 per share of UniSource Energy common stock. UniSource Energy also announced that its board of directors has increased its quarterly dividend by 19 percent to $0.19 per share.

     The audit of the financial results of UniSource Energy for the year ended December 31, 2004 is not yet complete. Subsequent to reporting its earnings, UniSource Energy has determined in the course of the audit that certain noncash adjustments to its reported earnings for 2004 will be made which will increase earnings for 2004 to $46 million, or $1.34 per share of UniSource Energy common stock. The increase in earnings for 2004 results from a recalculation of depreciation and interest expense related to a capitalized lease transaction which has debt that was refinanced in 1999 and 2003. The net cumulative amounts recorded since 1999 for depreciation and interest expense for this lease were overstated by $1 million. UniSource Energy determined that the impact of these adjustments on current and prior year results was not material and, as a result, has recorded the amount in the fourth quarter of 2004. The earnings of Tucson Electric Power Company ("TEP"), UniSource Energy's principal subsidiary, for 2004 described below also have been adjusted from those previously reported as a result of these recalculations.

     In 2004, TEP had earnings of $46 million, or $1.34 per share of UniSource Energy common stock, compared to 2003 earnings of $129 million, or $3.81 per share of UniSource Energy common stock. Excluding the impact of adopting FAS 143, TEP's earnings in 2003 were $61 million, or $1.82 per share of UniSource Energy common stock. TEP's earnings in 2003 also include the recognition of $15 million in tax benefits related to net operating losses and investment tax credits from prior years.

     Notwithstanding the adjustments to UniSource Energy's 2004 earnings and results of operations described above, the audit of UniSource Energy's financial results for the year ended December 31, 2004 continues and is not yet complete. Therefore, the results for the quarter and the year ended December 31, 2004 remain subject to change until completion of the audit.

                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








Date: February 25, 2005                        UNISOURCE ENERGY CORPORATION
                                            ------------------------------------
                                                      (Registrant)


                                                  /s/ Kevin P. Larson
                                            ------------------------------------
                                               Vice President and Principal
                                                    Financial Officer


Date: February 25, 2005                        TUCSON ELECTRIC POWER COMPANY
                                            ------------------------------------
                                                      (Registrant)


                                                  /s/ Kevin P. Larson
                                            ------------------------------------
                                               Vice President and Principal
                                                    Financial Officer